                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              ECLIPSYS CORPORATION
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                              ECLIPSYS CORPORATION
                      777 EAST ATLANTIC AVENUE, SUITE 200
                          DELRAY BEACH, FLORIDA 33483

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 26, 2001

     The Annual Meeting of Stockholders of Eclipsys Corporation (the "Company") will be held at the Delray Beach Marriott, 10 North Ocean Boulevard, Delray Beach, Florida 33483, on Thursday, April 26, 2001, at 10:30 a.m., local time, to consider and act upon the following matters:

     1.  To elect two Class III directors for the ensuing three years.

     2. To ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on March 12, 2001 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open following the record date.

                                          By Order of the Board of Directors,

                                          /s/ T. JACK RISENHOVER, II
                                          T. Jack Risenhoover, II, Secretary

Delray Beach, Florida
March 26, 2001

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                              ECLIPSYS CORPORATION
                      777 EAST ATLANTIC AVENUE, SUITE 200
                          DELRAY BEACH, FLORIDA 33483

             PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON THURSDAY, APRIL 26, 2001

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Eclipsys Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on Thursday, April 26, 2001 and at any adjournment of that meeting. All executed proxies will be voted in accordance with the stockholders' instructions. If no choice is specified, executed proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

     On March 12, 2001, the record date for the determination of stockholders entitled to vote at the Annual Meeting (the "Record Date"), there were outstanding and entitled to vote an aggregate of 43,180,733 shares of Voting Common Stock ("Voting Common Stock") of the Company (constituting all of the voting stock of the Company). Holders of Voting Common Stock are entitled to one vote per share. Holders of the Company's Non-Voting Common Stock are not entitled to vote at the Annual Meeting.

     The Company's Annual Report for the year ended December 31, 2000 is being mailed to stockholders, along with these proxy materials, on or about March 26, 2001.

     THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS INCLUDED IN THE COMPANY'S ANNUAL REPORT.

VOTES REQUIRED

     The holders of a majority of the shares of Voting Common Stock outstanding and entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Shares of Voting Common Stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

     The affirmative vote of a plurality of the votes cast by stockholders entitled to vote on the matter is required for the election of directors. The affirmative vote of a majority of the shares of Voting Common Stock voting on the matter is required to ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent auditors for the current year.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on matters (such as the election of directors and the ratification of the selection of the auditors) that require the affirmative vote of a plurality or a majority of the votes cast or the shares voting on the matter.

BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information regarding the beneficial ownership of the Company's Voting Common Stock as of March 12, 2001 by (i) each person or entity who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) by each director or nominee for director, (iii) by each of the executive officers named in the Summary Compensation Table set forth under the caption "Executive Compensation" below and (iv) by all directors and executive officers as a group. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

     Except as set forth herein, the business address of the named beneficial owner is c/o Eclipsys Corporation, 777 East Atlantic Avenue, Suite 200, Delray Beach, Florida 33483.

                                                                NUMBER OF SHARES         PERCENTAGE
            NAME AND ADDRESS OF BENEFICIAL OWNER              BENEFICIALLY OWNED(1)       OWNED(%)
            ------------------------------------              ---------------------   ----------------
General Atlantic Partners, LLC(2)...........................        6,784,556               15.7%
  c/o General Atlantic Service Corporation
  Three Pickwick Plaza
  Greenwich, CT 06830
Harvey J. Wilson(3).........................................          842,063                1.9
James E. Hall(4)............................................          142,408                  *
Gregory L. Wilson(5)........................................           69,096                  *
T. Jack Risenhoover, II(6)..................................           30,451                  *
Steven A. Denning(7)........................................        6,794,834               15.7
G. Fred DiBona(8)...........................................           41,944                  *
Eugene V. Fife(9)...........................................           41,944                  *
Braden R. Kelly(10).........................................        6,784,556               15.7
Jay B. Pieper(11)...........................................          918,568                2.1
All executive officers and directors as a group (9
  persons)(12)..............................................        8,881,308               20.3

-------------------------
  *  Less than 1%

 (1) The number of shares beneficially owned by each stockholder is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after March 12, 2001 through the exercise of any stock option, warrant or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares.

 (2) Consists of 1,052,661 shares held by General Atlantic Partners 28, L.P. ("GAP 28"), 3,708,594 shares held by General Atlantic Partners 38, L.P. ("GAP 38"), 504,674 shares held by General Atlantic Partners 47, L.P. ("GAP 47"), 403,883 shares held by General Atlantic Partners 48, L.P. ("GAP 48") and 1,114,744 shares held by GAP Coinvestment, L.P. ("GAP Coinvestment"). The general partner of GAP 28, GAP 38, GAP 47 and GAP 48 is General Atlantic Partners, LLC, a Delaware limited liability company. The managing members of General Atlantic Partners, LLC are the general partners of GAP Coinvestment. Messrs. Denning and Kelly are both managing members of General Atlantic Partners, LLC. Messrs. Denning and Kelly disclaim beneficial ownership of shares owned by GAP 28, GAP 38, GAP 47, GAP 48 and GAP Coinvestment and their inclusion herein shall not be deemed an admission of beneficial ownership.

 (3) Consists of (i) 341,389 shares issuable upon the exercise of stock options which are exercisable within 60 days of March 12, 2001 and (ii) 500,674 shares held by an irrevocable grantor trust for the benefit of Mr. Wilson and members of his family (the "Trust"). The sole trustee of the Trust is an independent individual not affiliated with Mr. Wilson.

 (4) Consists of 99,074 shares issuable upon exercise of stock options which are exercisable within 60 days of March 12, 2001.

 (5) Includes 67,985 shares issuable upon exercise of stock options which are exercisable within 60 days of March 12, 2001.

 (6) Consists of 30,451 shares issuable upon the exercise of stock options which are exercisable within 60 days of March 12, 2001.

 (7) Includes 10,278 shares issuable upon the exercise of stock options which are exercisable within 60 days of March 12, 2001. Also includes the shares described in footnote (2) above.

 (8) Includes 10,278 shares issuable upon the exercise of stock options which are exercisable within 60 days of March 12, 2001.

 (9) Includes 26,944 shares issuable upon the exercise of stock options which are exercisable within 60 days of March 12, 2001.

(10) Consists of the shares described in footnote (2) above.

(11) Includes 10,278 shares issuable upon the exercise of stock options which are exercisable within 60 days of March 1, 2001. Also includes 908,290 shares held by Partners HealthCare System, Inc. ("Partners"). Mr. Pieper is a Vice President of Partners. Mr. Pieper disclaims beneficial ownership of the shares held by Partners and their inclusion herein shall not be deemed an admission of beneficial ownership.

(12) See notes (2) through (11) above.

                             ELECTION OF DIRECTORS

     The Company's Amended and Restated Certificate of Incorporation provides that the Board of Directors is classified into three classes (designated Class I directors, Class II directors and Class III directors), with members of each class holding office for staggered three-year terms. There are currently two Class III directors, whose terms expire at the Annual Meeting, two Class I directors, whose terms expire at the 2002 Annual Meeting of Stockholders, and two Class II directors, whose terms expire at the 2003 Annual Meeting of Stockholders, in all cases subject to the election and qualification of their successors and to their earlier death, resignation or removal.

     The persons named in the enclosed proxy will vote to elect as Class III directors the two nominees named below, both of whom are presently Class III directors of the Company, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. All of the nominees have indicated their willingness to serve, if elected, but if any should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board of Directors. Each Class III director will be elected to hold office until the 2004 Annual Meeting of Stockholders, subject to the election and qualification of his successor and to his earlier death, resignation or removal.

     William E. Ford, a Class I director, resigned from the Board of Directors, effective February 16, 2001. The Board of Directors unanimously appointed Braden
R. Kelly to serve as a member of the Board of Directors for the remainder of Mr. Ford's unexpired term as a Class I director.

     Set forth below, for each incumbent and nominee, are his name and age, his positions with the Company, his principal occupation and business experience during the past five years and the year of the commencement of his term as a director of the Company:

NOMINEES FOR CLASS III DIRECTORS

     HARVEY J. WILSON, the Company's founder, is 62 years old and served as President, Chief Executive Officer and Chairman of the Board of Directors from the founding of the Company in December 1995 until February 1999, and continues to serve as Chief Executive Officer and Chairman of the Board of Directors. From January 1984 to December 1995, Mr. Wilson invested privately in software and technology companies. Mr. Wilson was a co-founder of Shared Medical Systems Corporation, a healthcare information systems provider. Mr. Wilson is Co-Chairman of HEALTHvision, Inc., a provider of comprehensive Internet solutions to the healthcare industry. Mr. Harvey Wilson is the father of Mr. Gregory Wilson, the Company's Senior Vice President, Chief Financial Officer and Treasurer.

     G. FRED DIBONA is 50 years old and has served on the Board of Directors since May 1996. Since 1990, Mr. DiBona has been the President and Chief Executive Officer of Independence Blue Cross and its subsidiaries. Mr. DiBona is also a director of Magellan Health Services, Inc., a specialized managed healthcare company; Exelon Corporation, a public energy holding company; Philadelphia Suburban Corporation, a water utility company; and Tasty Baking Company, a packaged foods company.

INCUMBENT CLASS I DIRECTORS

     EUGENE V. FIFE is 60 years old and has served on the Board of Directors since May 1997. Since September 1999, Mr. Fife has served as the founding principal of Vawter Capital, L.L.C., a private investment firm. From September 1997 to December 1999, Mr. Fife served as the Co-Chairman and Chief Executive Officer of Illuminis, Inc. (formerly known as Multimedia Medical Systems, Inc.), a clinical information systems company. Mr. Fife was formerly a general partner in Goldman Sachs & Co., where he served as a member of its Management Committee and as Chairman of Goldman Sachs International. Mr. Fife retired from Goldman Sachs & Co., in 1995 but continues to serve as a senior director of the firm.

     BRADEN R. KELLY is 30 years old and has served on the Board of Directors since February 16, 2001. Mr. Kelly is a managing member of General Atlantic Partners, LLC, a private equity investment firm focused exclusively on Internet and information technology investments on a global basis, and has been with General Atlantic since 1995. Mr. Kelly is a director of Predictive Systems, Inc., a network consulting company focused on the design, performance, management and security of complex computing networks; Tickets.com, Inc., a provider of automated ticketing solutions for the performing arts, professional sports and live entertainment industries, and HEALTHvision, Inc.

INCUMBENT CLASS II DIRECTORS

     JAY B. PIEPER is 57 years old and has served on the Board of Directors since May 1996. Since May 1995, Mr. Pieper has served as Vice President of Corporate Development and Treasury Affairs for Partners HealthCare System, Inc., the parent of Brigham and Women's Hospital, Inc. and Massachusetts General Hospital.

     STEVEN A. DENNING is 52 years old and has served on the Board of Directors since March 1997. Mr. Denning is a Managing Member of General Atlantic Partners LLC, and has been with General Atlantic Partners LLC since 1980. Mr. Denning is also a director of Infogrames, Inc., an interactive entertainment software development company, EXE Technologies, Inc., a supply chain execution software company, Manugistics Group, Inc., a supply chain management software company, and Exult, Inc., an Internet-enabled human resources outsourcing company.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors has an Executive Development and Compensation Committee currently composed of Messrs. Denning (Chairman), DiBona and Fife. This Committee makes recommendations concerning salaries and incentive compensation for executive officers and administers and grants stock options and awards pursuant to the Company's stock option plans (except that grants to directors and certain officers must be made by the Board of Directors as a whole). The Executive Development and Compensation Committee met two times during 2000.

     The Board of Directors also has an Audit Committee, currently composed of Messrs. Pieper (Chairman), Fife and Kelly, which reviews the results and scope of the audit and other services provided by the Company's independent public accountants. The Audit Committee met four times during 2000.

     The Board of Directors met ten times during 2000. Each returning director attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which the director then served.

DIRECTOR COMPENSATION

     Directors are reimbursed for any expenses incurred in connection with attendance at meetings of the Board Directors or any committee of the Board of Directors, but are not otherwise compensated for such service. On April 8, 1998, the non-employee directors (including Messrs. Denning, DiBona, Fife, and, Pieper) were each granted a non-qualified stock option to purchase 13,333 shares of Voting Common Stock at a purchase price of $13.50 per share under the Company's 1998 Stock Incentive Plan. These options vest annually over a four-year period. In addition, in July 2000, Messrs. DiBona, Fife, Pieper and Denning were each granted a non-qualified stock option to purchase 21,000 shares of Voting Common Stock at a purchase price of $8.25 per share under the Company's 2000 Stock Incentive Plan. These options vest annually over a three-year period.

EXECUTIVE COMPENSATION

  SUMMARY COMPENSATION

     The following table sets forth the total compensation paid or accrued for the last three years for the Company's Chief Executive Officer and its three other executive officers (together, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM
                                                                      COMPENSATION
                                                                      ------------
                                            ANNUAL COMPENSATION        SECURITIES
                                         --------------------------    UNDERLYING       ALL OTHER
      NAME AND PRINCIPAL POSITION        YEAR    SALARY     BONUS      OPTIONS(1)    COMPENSATION(2)
      ---------------------------        ----   --------   --------   ------------   ---------------
Harvey J. Wilson.......................  1998   $200,000   $     --     333,332         $     --
  Chairman of the Board and              1999    200,000         --     100,000            1,485
  Chief Executive Officer                2000    309,615    150,000     750,000            8,838

James E. Hall..........................  1998    200,000    125,000      43,333            3,635
  President and Chief Operating          1999    242,308         --     110,000            3,850
  Officer                                2000    329,808    120,000     300,000          310,780

Gregory L. Wilson......................  1998    142,308     45,000          --               52
  Senior Vice President, Chief           1999    148,269         --     140,000              100
  Financial Officer and Treasurer        2000    252,885     85,000     250,000               --

T. Jack Risenhoover, II................  1998    103,846     45,000          --            2,355
  Senior Vice President,                 1999    134,616         --      53,334           56,385
  General Counsel and Secretary          2000    147,308     39,000     140,000           88,234

-------------------------
(1) Represents the number of shares covered by options to purchase shares of Voting Common Stock granted during the applicable year.

(2) Represents Company contributions to group term life insurance policies with respect to each officer for each year; and, with respect to Mr. Risenhoover, Company contributions on his behalf to the Company's 401(k) Plan in 1998 and 2000, reimbursed relocation expenses in 1999 and ordinary income from a disqualifying disposition of a stock option in 2000; and, with respect to Mr. Hall, reimbursed relocation expenses, Company contributions on his behalf to the Company's 401(k) Plan and ordinary income from a disqualifying disposition of a stock option, each in 2000.

  STOCK OPTION GRANTS

     The following table sets forth grants of stock options to each of the Named Executive Officers during the year ended December 31, 2000.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS                          POTENTIAL REALIZABLE
                           ------------------------------------------------------------      VALUE AT ASSUMED
                               NUMBER OF        PERCENT OF                                 ANNUAL RATES OF STOCK
                              SECURITIES       TOTAL OPTIONS                              PRICE APPRECIATION FOR
                              UNDERLYING        GRANTED TO     EXERCISE OR                    OPTION TERM(1)
                                OPTIONS        EMPLOYEES IN    BASE PRICE    EXPIRATION   -----------------------
          NAME                  GRANTED         FISCAL YEAR     PER SHARE       DATE          5%          10%
          ----             -----------------   -------------   -----------   ----------   ----------   ----------
Harvey J. Wilson(2)......       750,000            15.1%          $8.25       7/11/10     $3,891,286   $9,861,281
James E. Hall(3).........       150,000             3.0            6.44       5/26/10        607,324    1,539,077
                                150,000             3.0            8.25       7/11/10        778,257    1,972,256

Gregory L. Wilson(4).....       125,000             2.5            6.44       5/26/10        506,260    1,282,963
                                125,000             2.5            8.25       7/11/10        648,548    1,643,547
T. Jack Risenhoover,
  II(5)..................        40,000             0.8            9.53       5/01/10        239,735      607,535
                                 50,000             1.0            6.44       5/26/10        202,630      513,504
                                 50,000             1.0            8.25       7/11/10        259,419      657,419

-------------------------
(1) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compound rates of appreciation (5% and 10%) on the market value of the Voting Common Stock on the date of option grant over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Voting Common Stock holdings are dependent on the timing of such exercises and the future performance of the Voting Common Stock. The rates of appreciation in this table are assumptions only and may not be achieved, and the amounts reflected may not be received by the individuals.

(2) Mr. Harvey Wilson's options vest over a three-year period.

(3) Mr. Hall's options vest over a two-year period.

(4) Mr. Gregory Wilson's options vest over a four-year period.

(5) Mr. Risenhoover's options vest as follows: (i) 50,000 of Mr. Risenhoover's options (those with an exercise price of $6.44) vest over a three-year period; and (ii) the balance of Mr. Risenhoover's options vest over a four-year period.

  OPTION EXERCISES AND YEAR-END OPTION VALUES

     The following table sets forth certain information concerning option exercises by the Named Executive Officers in 2000 and the number and value of unexercised options held by each of the Named Executive Officers on December 31, 2000.

          AGGREGATE OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

                                                           NUMBER OF SHARES
                                                              UNDERLYING               VALUE OF UNEXERCISED
                           NUMBER OF                    UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS
                            SHARES                          FISCAL YEAR END            AT FISCAL YEAR END(2)
                          ACQUIRED ON      VALUE      ---------------------------   ---------------------------
          NAME             EXERCISE     REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----            -----------   -----------   -----------   -------------   -----------   -------------
Harvey J. Wilson........        --       $     --       297,870        885,462      $  661,398     $12,271,929
James E. Hall...........        --             --       131,759        354,908       1,313,350       5,457,577
Gregory L. Wilson.......        --             --        54,838        346,274         197,627       4,553,887
T. Jack Risenhoover,
  II....................     4,630        117,199        24,599        176,199          97,504       2,493,522

-------------------------
(1) Represents the difference between the exercise prices and the fair market value per share of the Voting Common Stock at the date of exercise. The fair market value was the last sale price of the Voting Common Stock on the date of exercise as reported on The Nasdaq Stock Market.

(2) Represents the difference between the exercise price and the last sale price of the Voting Common Stock as reported on The Nasdaq Stock Market on December 29, 2000 ($24.50).

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     The Company has a license agreement with Partners HealthCare System, Inc. Under the terms of this license, the Company may develop, commercialize, distribute and support certain technology and license it, as well as sell related services, to other healthcare providers and hospitals throughout the world (with the exception of the Boston, Massachusetts metropolitan area). Prior to the Company's initial public offering, no sales of products incorporating the licensed technology were made and, consequently, no royalties were paid by the Company pursuant to the license with Partners. The royalty arrangement under the license terminated upon the Company's initial public offering. After the Company's initial public offering, the Company sold products incorporating the licensed technology. The Company is obligated to offer to Partners and certain of its affiliates a license for internal use, granted on most favored customer terms, to all new software applications developed by the Company, whether or not derived from the licensed technology, and major architectural changes to the licensed technology. Partners and certain of its affiliates are also entitled to receive internal use licenses, also granted on most favored customer terms, for any changes to any module or application included in the licensed technology requiring at least one person-year of technical effort. As part of the Partners license, the Company provided development services to Partners. Partners paid the Company $500,868 for those services in 2000. Jay Pieper, a director of the Company, is Vice President of Corporate Development and Treasury Affairs for Partners. Partners was not affiliated with the Company at the time of the negotiation of the Partners license.

     In January 1998, the Company acquired the Emtek Healthcare Systems division of Motorola, Inc. for aggregate consideration of $11.7 million (net of a $9.6 million receivable from Motorola), consisting of 1,000,000 shares of voting common stock issued to Motorola and the assumption of $12.3 million in liabilities. In connection with this acquisition, the Company entered into a software and support agreement with Motorola under which the Company agreed to provide software and support services to Motorola's international customers for a minimum period of one year in exchange for negotiated annual payments. As of December 31, 2000, payments from Motorola totaled $568,000 under the software and support agreement. Robert Kell, a Vice President of Motorola, served as a director of the Company during 1999 and 2000. Neither Mr. Kell nor Motorola was affiliated with the Company at the time of the negotiation of the acquisition of Emtek.

     During 2000, the Company from time to time chartered an airplane for corporate purposes from an aircraft charter company. The Company paid $412,000 to the charter company during 2000. The aircraft provided for use by the Company was leased by the charter company from RMSC of West Palm Beach, a company that is wholly owned by Harvey J. Wilson, the Company's Chairman and Chief Executive Officer. In connection with these charters, RMSC invoiced the charter company $298,000 in 2000. Mr. Wilson has no ownership interest in the charter company. The Company believes that the terms of the charters were at least as favorable as those that could have been negotiated with unaffiliated third parties.

     During July 1999, the Company invested in HEALTHvision, Inc. ("HEALTHvision"), a Dallas-based, privately held Internet healthcare company, in conjunction with VHA, Inc. and entities affiliated with General Atlantic Partners, LLC. The Company purchased 3,400,000 shares of HEALTHvision common stock, $.01 par value per share, for $34,000, which represented approximately 34% of the then outstanding capital stock of HEALTHvision. In July 1999, Harvey
J. Wilson, the Company's Chairman and Chief Executive Officer, purchased 45,000 shares of HEALTHvision Series A Convertible Participating Preferred Stock, $.01 par value per share, and warrants to purchase 22,500 shares of HEALTHvision Series B Convertible Preferred Stock, $.01 par value per share, for $450,000, which represented approximately 0.45% of the then outstanding capital stock of HEALTHvision. Since July 1999, Mr. Wilson has served as a Co-Chairman of the Board of Directors of HEALTHvision. Also in July 1999, entities affiliated with General Atlantic Partners, LLC purchased 2,000,000 shares of HEALTHvision Series A Convertible Participating Preferred Stock and warrants to purchase 1,000,000 shares of HEALTHvision Series B Convertible Preferred Stock for $20,000,000, which represents approximately 20% of the outstanding capital stock of HEALTHvision. Braden R. Kelly and Steven A. Denning, each a member of the Company's Board of Directors, are affiliated with General Atlantic Partners, LLC. During 2000, pursuant to licensing, outsourcing and service agreements between the Company and HEALTHvision, the Company earned revenues of $5,411,000, primarily from remote hosting and technology-related services under these arrangements. As of December 31, 2000, the Company had accounts receivable due of $1,240,000 from HEALTHvision related to these arrangements.

     During 2000, the Company loaned Mr. Risenhoover $277,000 at an annual rate of interest of 8%. In November 2000, Mr. Risenhoover repaid the entire indebtedness. During 2000, the Company loaned Mr. Hall $400,000 at an annual rate of interest of 8%. In December 2000, Mr. Hall repaid the entire indebtedness.

     Eclipsys has adopted a policy that all transactions between it and its executive officers, directors and affiliates must (i) be on terms no less favorable to Eclipsys than could be obtained from unaffiliated third parties and
(ii) be approved by a majority of the members of the Board of Directors and by a majority of the disinterested members of the Board of Directors.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     This report addresses the compensation policies of the Company applicable to its officers during 2000. The Company's executive compensation program is administered by the Executive Development and Compensation Committee of the Board of Directors (the "Committee"), which is composed of three non-employee directors. The Committee is responsible for determining the compensation package of each executive officer, including the Chief Executive Officer. In 2000, the Board of Directors did not modify in any material way or reject any action or recommendation of the Committee with respect to executive officer compensation.

OVERVIEW AND PHILOSOPHY

     The Company's executive compensation program is designed to promote the following objectives:

     - To provide competitive compensation that will help attract, retain and reward highly qualified executives who contribute to the long-term success of the Company.

     - To align management's interests with the success of the Company by placing a portion of the executive's compensation at risk in relation to the Company's performance.

     - To align management's interests with stockholders by including long-term equity incentives.

     The Committee believes that the Company's executive compensation program provides an overall level of compensation that is competitive within its industry and among companies of comparable size and complexity. To ensure that compensation is competitive, the Company regularly compares its compensation practices with those of other similar companies and sets its compensation guidelines based on this review. The Committee also seeks to achieve an appropriate balance of the compensation paid to a particular individual and the compensation paid to other executives and attempts to maintain an appropriate mix of salary and incentive compensation. While compensation data are useful guides for comparative purposes, the Committee believes that a successful compensation program also requires the application of judgment and subjective determinations of individual performance.

EXECUTIVE COMPENSATION PROGRAM

     The Company's executive compensation program consists of base salary, annual incentive compensation in the form of cash bonuses and long-term equity incentives in the form of stock options. Executive officers also are eligible to participate in certain benefit programs which are generally available to all employees of the Company, such as life insurance benefits and the Company's Employee Stock Purchase Plan and 401(k) savings plan.

BASE SALARY

     At the beginning of each year, the Committee establishes an annual salary plan for the Company's senior executive officers based on recommendations made by the Company's Chief Executive Officer. The Committee attempts to set base salary compensation within the range of salaries of executive officers with comparable qualifications, experience and responsibilities at other companies in the same or similar businesses and of comparable size and success. In setting the annual cash compensation for Company executives, the Committee reviews compensation for comparable positions by reviewing compensation data available in a number of publicly available surveys and databases. All of the companies in the Peer Group (as defined below) are included, along with other companies, in the compensation data reviewed. In addition to external market data, salary determinations depend both upon the Company's financial performance and upon the individual's performance as measured by certain subjective non-financial objectives. These non-financial objectives include the individual's contribution to the Company as a whole, including his or her ability to motivate others, develop the skills necessary to grow as the Company matures, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success.

ANNUAL INCENTIVE COMPENSATION

     The Company's bonus program is designed to provide its key employees with cash incentives to achieve the Company's financial goals. At the beginning of each year, the Committee establishes target annual bonuses for each executive officer, which the executive will receive if the Company achieves its targeted financial objectives for the year. Cash bonuses are then paid annually based upon the Company's attainment of these targeted financial objectives for the year. During 2000, annual cash bonus targets for the Named Executive Officers, including Mr. Wilson, were between 43% and 50% of base salary.

LONG-TERM EQUITY INCENTIVES

     The Company's stock option program is designed to promote the identity of long-term interests between the Company's employees and its stockholders and to assist in the retention of executives. The size of option grants is generally intended by the Committee to reflect the executive's position with the Company and his or her contributions to the Company. Stock options generally vest over a three to five year period in order to encourage key employees to continue in the employ of the Company. In 2000, all stock options were granted at an option price equal to the fair market value of the Company's Voting Common Stock on the date of the grant.

BENEFITS

     The Company's executive officers are entitled to receive medical and life insurance benefits and to participate in the Company's 401(k) retirement savings plan on the same basis as other full-time employees of the Company. The Company's 2000 Employee Stock Purchase Plan, which is available to virtually all employees including executive officers, allows participants to purchase shares at a discount of 15% from the fair market value at the beginning or end of the applicable purchase period.

     The amount of perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of salary and bonus for 2000 for any of the Named Executive Officers.

SUMMARY OF COMPENSATION OF CHIEF EXECUTIVE OFFICER

     In 2000, Mr. Wilson, the Company's Chief Executive Officer, received payments in base salary of $309,615. Mr. Wilson's base compensation was set by the Compensation Committee based on (i) the base compensation of persons with comparable qualifications, experience and responsibilities at other companies in the same or similar businesses and of comparable size and success, (ii) the financial performance of the Company, as measured by specific objectives for the year, and (iii) Mr. Wilson's performance, as measured by certain subjective performance criteria for the year. Mr. Wilson's target bonus of $175,000 was based on targeted growth in earnings, revenue and market development and improvement in customer satisfaction and the product development cycle. Based on these measurements, the Compensation Committee awarded Mr. Wilson an actual bonus of $150,000. Mr. Wilson also received options to purchase 750,000 shares of the Company's Voting Common Stock. The Compensation Committee's decision to grant these options was based on Mr. Wilson's position with and contributions to the Company.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the corporation's Chief Executive Officer and four other most highly paid executive officers. Qualifying performance-based compensation will not be subject to the deduction limitation if certain requirements are met. The Committee has determined that it will make every reasonable effort, consistent with sound executive compensation principles and the needs of the Company, to ensure that all amounts paid to the Company's Chief Executive Officer or to any of the other Named Executive Officers comply with Section 162(m).

                                          EXECUTIVE DEVELOPMENT AND
                                          COMPENSATION COMMITTEE

                                              Steven A. Denning
                                              G. Fred DiBona
                                              Eugene V. Fife

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Denning, Mr. DiBona and Mr. Fife served during 2000 as members of the Executive Development and Compensation Committee. None of Mr. Denning, Mr. DiBona or Mr. Fife was at any time during 2000, or at any other time, an officer or employee of the Company. See "Certain Relationships and Transactions" for a description of certain relationships and transactions between the Company and affiliates of Mr. Wilson.

                         REPORT OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

     The Audit Committee of the Company's Board of Directors is composed of three members and acts under a written charter first adopted and approved on June 14, 2000. A copy of this charter is attached to this proxy statement as Appendix A. The members of the Audit Committee are independent directors, as defined by its charter and the rules of The Nasdaq Stock Market. The Audit Committee reviewed the Company's audited financial statements for the fiscal year ended December 31, 2000 and discussed these financial statements with the Company's management. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with PricewaterhouseCoopers LLP, the Company's independent auditors.

     The Company's independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In addition, the Audit Committee discussed with the independent auditors their independence from the Company. The Audit Committee also considered whether the independent auditors' provision of certain other, non-audit related services to the Company is compatible with maintaining such auditors' independence.

     Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

                                          AUDIT COMMITTEE

                                              Jay B. Pieper
                                              Eugene V. Fife
                                              Braden R. Kelly

COMPARATIVE STOCK PERFORMANCE

     The following graph compares the cumulative total stockholder return on the Voting Common Stock of the Company from August 7, 1998 (the first trading date following the Company's initial public offering) to December 31, 2000 with the cumulative total return of (i) U.S. companies traded on The Nasdaq Stock Market (the "Nasdaq Index") and (ii) an index of five similar publicly traded companies (the "Peer Group"). The Peer Group is composed of McKesson HBOC, Cerner Corporation, Quadramed Corporation, Sunquest Information Systems, Inc. and IDX Systems Corporation. Shared Medical Systems Corporation was acquired by Siemens Corporation in July 2000 and, as a result, is no longer part of the Peer Group. This graph assumes the investment of $100.00 on August 7, 1998 in the Company's Voting Common Stock, the Nasdaq Index and the Peer Group, and assumes any dividends are reinvested.

                 COMPARISON OF 29 MONTH CUMULATIVE TOTAL RETURN
                          AMONG ECLIPSYS CORPORATION,
              THE NASDAQ STOCK MARKET (U.S.) INDEX AND PEER GROUP
[COMPARSION CHART]

                                                                                                         THE NASDAQ STOCK MARKET
                                                  ECLIPSYS CORPORATION             PEER GROUP                    (U.S.)
                                                  --------------------             ----------            -----------------------
8/7/98                                                   100.00                      100.00                      100.00
12/31/98                                                 171.85                       94.44                      120.13
12/31/99                                                 151.85                       43.71                      217.02
12/31/00                                                 145.19                       57.34                      132.66

                                                                               THE NASDAQ STOCK MARKET
                                          ECLIPSYS CORPORATION   PEER GROUP             (U.S.)
                                          --------------------   ----------   --------------------------
   8/7/98...............................         100.00            100.00               100.00
 12/31/98...............................         171.85             94.44               120.13
 12/31/99...............................         151.85             43.71               217.02
 12/31/00...............................         145.19             57.34               132.66

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected the firm of PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year. PricewaterhouseCoopers LLP has served as the Company's independent auditors since the Company's inception. Although stockholder approval of the Board of Directors' selection of PricewaterhouseCoopers LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors may reconsider its selection of PricewaterhouseCoopers LLP.

     Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

  AUDIT FEES

     PricewaterhouseCoopers LLP billed the Company an aggregate of $251,000 in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during the year ended December 31, 2000.

  FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     PricewaterhouseCoopers LLP did not bill the company for any professional services rendered to the Company and its affiliates for the fiscal year ended December 31, 2000, in connection with financial information systems design or implementation, the operation of the Company's information system or the management of its local area network.

  ALL OTHER FEES

     PricewaterhouseCoopers LLP billed the Company an aggregate of $470,432 in fees for other services rendered to the Company and its affiliates for the year ended December 31, 2000.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will reimburse them for their out-of-pocket expenses in this regard.

     Pursuant to Securities Exchange Act Rule 14a-8(e), proposals of stockholders intended to be presented at the 2002 Annual Meeting of Stockholders must be received by the Company at its principal office at 777 East Atlantic Avenue, Suite 200, Delray Beach, Florida 33483, not later than November 26, 2001 for inclusion in the proxy statement for that meeting. Under the Company's By-Laws, proposals of stockholders intended to be presented at the 2002 Annual Meeting of Stockholders that do not comply with Rule 14a-8(e) must be received by the Company at its principal office in Delray Beach, Florida no less than 60 days nor more than 90 days prior to the date of that meeting. If public notice of the annual meeting of stockholders of the Company is not given at least 70 days before the meeting date, any stockholder proposal must be received by the Company within 10 days after such public notice. A copy of the Company's By-Laws may be obtained from the Secretary of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company is not aware of any failure by its officers, directors and holders of 10% of the Company's Voting Common Stock to comply in a timely manner during 2000 with Section 16(a) filing requirements.

                                      By Order of the Board of Directors,

                                      /s/ T. JACK RISENHOVER, II

                                      T. Jack Risenhoover, II, Secretary

March 26, 2001

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN IF THEY HAVE SENT IN THEIR PROXIES.

                                   APPENDIX A

                            AUDIT COMMITTEE CHARTER
                              ECLIPSYS CORPORATION

I.  MEMBERSHIP

     A. Number. The Audit Committee shall consist of at least three independent, financially literate members of the board of directors meeting the requirements set forth in Sections I.B and I.C. below.

     B. Independence. A director is independent if he or she is not an officer or employee of the Company or its subsidiaries, if he or she has no relationship which, in the opinion of the Company's board of directors, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director, and if he or she:

          1. Has not been an employee of the Company or any affiliate of the Company in the current year or in any of the past three years;

          2. Has no immediate family member who has been employed by the Company or an affiliate of the Company in any of the past three years (an immediate family member includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in a person's home);

          3. Is not employed as an executive of an entity other than the Company having a compensation committee which includes any of the Company's executives;

          4. Did not within the last fiscal year receive from the Company or any affiliate of the Company compensation -- other than benefits under at tax qualified retirement plan, compensation for director service or nondiscretionary compensation -- greater than $60,000; and

          5. Has not in any of the past three years been a partner in, or controlling shareholder or executive of, a for profit business organization to which the Company made or from which the Company received payment (other than payment arising solely from investments in the Company's securities) that exceeds the greater of: (i) $200,000; or (ii) more than 5% of the Company's or business organization's consolidated gross revenues.

        Under exceptional and limited circumstances, one director who has a relationship making him or her not independent, and who is not a Company employee or an immediate family member of a Company employee, may serve on the Audit Committee if the board of directors determines that the director's membership on the Audit Committee is required by the best interests of the Company and its shareholders, and discloses in the next annual proxy statement after such determination the nature of the relationship and the reasons for the determination.

     C. Financial Literacy. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, or must become able to do so within a reasonable time after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background which result in the member having financial sophistication (such as being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities).

     D. Chairman. Unless a Chairman is elected by the board of directors, the Audit Committee shall elect a Chairman by majority vote.

II.  RESPONSIBILITIES OF THE AUDIT COMMITTEE

     The Audit Committee shall assist the board of directors in fulfilling their responsibilities to shareholders concerning the Company's accounting and reporting practices, and shall facilitate open communication between the Audit Committee, board of directors, outside auditors, and management. The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the outside auditor, in accordance with its business judgment. The responsibilities set forth herein do not reflect or create any duty or obligation of the Audit Committee to plan, conduct, oversee or determine the appropriate scope of any audit, or to determine that the Company's financial statements are complete, accurate, fairly presented, or in accordance with Generally Accepted Accounting Principles or applicable law. In exercising its business judgment, the Audit Committee shall rely on the information and advice provided by the Company's management and/or its outside auditor.

     A. The Audit Committee shall review and reassess the adequacy of this charter at least annually.

     B. The outside auditor shall be accountable to the Audit Committee and the board of directors, which together shall have the ultimate authority and responsibility to nominate the outside auditor to be proposed for shareholder approval in any proxy statement, and to select, evaluate, and (where appropriate) replace the outside auditor.

     C. The Audit Committee shall ensure that they receive from the outside auditor the written disclosures and letter from the outside auditor required by Independence Standards Board Standard No. 1.

     D. The Audit Committee shall discuss with the outside auditor its independence, and shall actively engage in a dialogue with the outside auditor regarding any disclosed relationships or services that might impact the objectivity and independence of the auditor. The Audit Committee shall take, or recommend that the full board of directors take, appropriate action to oversee the independence of the outside auditor.

     E. The Audit Committee shall review and discuss with the Company's management the Company's audited financial statements.

     F. The Audit Committee shall discuss with the outside auditor the matters about which Statement on Auditing Standards No. 61 requires discussion.

     G. Based upon its discharge of its responsibilities pursuant to Sections II.C through II.F and any other information, discussion or communication that the Audit Committee in its business judgment deems relevant, the Audit Committee shall consider whether they will recommend to the board of directors that the Company's audited financial statements be included in the Company's annual reports on Forms 10-K.

     H. The Audit Committee shall prepare for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in Item 306 of Regulation S-K.

     I. The Audit Committee shall annually inform the outside auditor, the Chief Financial Officer, the Controller, and the most senior other person, if any, responsible for the internal audit activities, that they should promptly contact the Audit Committee or its Chairman about any significant issue or disagreement concerning the Company's accounting practices or financial statements that is not resolved to their satisfaction. Where such communications are made to the Chairman, he or she shall confer with the outside auditor concerning any such communications, and shall notify the other members of the Audit Committee of any communications which the outside auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to its next scheduled meeting.

     J. The Audit Committee shall direct the outside auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information, and to discuss promptly with the Chairman of the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor's review of interim financial information which are required to be discussed by Statement on Auditing Standards No. 61. The Chairman of the Audit Committee shall discuss any such matters with the outside auditor, and shall notify the other members of the Audit Committee of any discussions which the outside auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to disclosure or filing of the interim financial information, or the Audit Committee's next scheduled meeting.

     K. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose or file interim financial information prior to completion of review by the outside auditor.

     L.  The Audit Committee shall meet privately at least once per year with:
         (i) the outside auditor; (ii) the Chief Financial Officer; (iii) the Controller; and (iv) the most senior person (if any) responsible for the internal audit activities of the Company.

ECLIPSYS CORPORATION
c/o EquiServe
P.O. Box 9398
Boston, MA 02205-9398





























ZECL4A                           DETACH HERE


[X] Please mark
    votes as in
    this example


    PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.
                                                                                                               FOR  AGAINST  ABSTAIN
    1. To elect the following two (2) Class III directors (except as  2. To ratify the selection by the Board  [ ]    [ ]      [ ]
       marked below) for a three (3) year term.                          of Directors of
       NOMINEES: (01) Harvey J. Wilson (02) G. Fred DiBona               PricewaterhouseCoopers LLP as the
                                                                         Company's independent auditors for
                                                                         the current fiscal year.
            FOR   [ ]       [ ] WITHHELD
            ALL                 FROM ALL                              3. To transact such other business as may properly come before
         NOMINEES               NOMINEES                                 the meeting or any adjournment thereof.



       [ ]
          --------------------------------
          For all nominees except as noted above




                                                                      MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT              [ ]




                                                                      Please sign exactly as name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians,
                                                                      attorneys and corporate officers should add their titles.




Signature:                              Date:                           Signature:                       Date:
          ----------------------------       -------------------------             --------------------       ----------------------

ZECL4B                           DETACH HERE



                                    PROXY

                             ECLIPSYS CORPORATION

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD THURSDAY, APRIL 26, 2001

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY




     The undersigned, having received notice of the meeting and management's proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Harvey J. Wilson, Gregory L. Wilson and T. Jack Risenhoover, II, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of stock of Eclipsys Corporation (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Delray Beach Marriott, 10 North Ocean Boulevard, Delray Beach, Florida 33483 on Thursday, April 26, 2001, at 10:30 a.m., local time, and at any adjournment thereof (the "Meeting").

     In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournment thereof.

     The proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR all proposals. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company or shall vote in person at the Meeting.


-----------                                                          -----------
SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                 SIDE
-----------                                                          -----------